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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No.1 dated February 12, 1997 and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-13225, 333-21873 and 333-21887), and the Registrant's previously filed Registration Statement on Form S-8 (File No. 33-95188) of our report dated March 26, 1997, on our audit of the combined historical statement of revenues and certain expenses of the Lazarus Burman Properties for the year ended December 31, 1996.










                                     COOPERS & LYBRAND L.L.P.


Chicago, Illinois
April 8, 1997